UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022
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MoneyGram International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201
(Address of principal executive offices)

(214) 999-7552
(Registrant’s telephone number, including area code)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Securities Holders
On May 23, 2022, MoneyGram International, Inc. (the “Company”) held a virtual-only special meeting of stockholders (the “Special Meeting”) related to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 14, 2022, by and among Company, Mobius Parent Corp., a Delaware corporation, and Mobius Merger Sub, Inc., a Delaware corporation, pursuant to which the Company will be acquired by an affiliate of Madison Dearborn Partners, LLC, a Delaware limited liability company (“MDP”), through a merger of a wholly owned subsidiary of MDP into the Company (the “Merger”). The following matters were voted on by the Company’s stockholders:
As of April 20, 2022, the record date for the Special Meeting, there were 96,278,259 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 56,750,735 shares of Common Stock, representing approximately 58.94% of the outstanding shares entitled to vote, were present by virtual attendance or by proxy, constituting a quorum to conduct business.
Each of the proposals upon which the Company’s stockholders voted at the Special Meeting were approved, and the final, certified results reported by the Company’s independent inspector of election are set forth below. For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 21, 2022.
1.Proposal to approve and adopt the Merger Agreement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
56,399,665	234,039	117,031	0
2.Proposal to approve, on an advisory, non-binding basis, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
33,967,199	21,287,848	1,495,688	0
3.Proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to allow time to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of Special Meeting (the “Adjournment Proposal”).
Because a quorum was established and represented at the meeting and the stockholders approved the proposal to adopt the Merger Agreement, the Adjournment Proposal was rendered moot and was not presented.
Item 8.01.    Other Events
On May 23, 2022, the Company issued a press release regarding stockholder approval of the Merger Agreement and certain related matters. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated May 23, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.
Date:	May 25, 2022	By:	/s/ ROBERT L. VILLASEÑOR
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer